EXHIBIT 99.1

Fogo de Chão, Inc. Reports Fourth Quarter and Fiscal Year 2015 Results

DALLAS, March 15, 2016 (GLOBE NEWSWIRE) -- Fogo de Chão, Inc. (NASDAQ:FOGO) today reported financial results for its 14-week fiscal fourth quarter and 53-week fiscal year ended January 3, 2016. The results for both the fourth quarter and fiscal year ended January 3, 2016 included one additional operating week as compared to the same periods of Fiscal 2014.

Key Highlights for the Fourth Quarter of 2015 Include:

  Total revenue was $77.5 million for the 14-week period ending January 3, 2016, which represents 11.5% growth over the same quarter last year on a constant currency(1) basis excluding the benefit of $6.8 million of sales attributable to the extra week in 2015.
  U.S. company-owned comparable restaurant sales increased 3.5%.
  Adjusted EBITDA(2) was $19.4 million, which represents 1.3% growth over the same quarter last year on a constant currency(1) basis excluding the benefit of the extra week in 2015.
  Net income was $12.9 million, compared to $6.6 million in the fourth quarter of 2014.
  Adjusted net income(2) was $8.3 million, or $0.29 per diluted share.

Key Highlights for the Fiscal Year of 2015 Include:

  Total revenue was $271.6 million for the 53-week period ending January 3, 2016, which represents 10.0% growth over the prior year on a constant currency(1)  basis  excluding the benefit of the extra week in 2015 and the estimated impact of the World Cup(3) benefit in 2014.
  U.S. company-owned comparable restaurant sales increased 2.7%.
  Adjusted EBITDA(2) was $63.2 million, which represents 8.5% growth over the prior year on a constant currency(1)  basis  excluding the benefit of the extra week in 2015 and the estimated impact of the World Cup(3) benefit in 2014.
  Net income was $27.9 million, compared to $17.6 million in Fiscal 2014.
  Adjusted net income(2) was $27.2 million, or $0.93 per diluted share.

(1) In order to assess how the business performed in the current period, we have adjusted the prior period on a constant currency basis. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

(2) Adjusted EBITDA and adjusted net income are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also "Non-GAAP Financial Measures" below.

(3) In order to assess how the business performed in the current period, we have adjusted the prior period to exclude the estimated non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil.

“2015 was a great year for Fogo de Chao,” said Larry Johnson, Chief Executive Officer of Fogo de Chão, Inc.  “Among the highlights were the opening of six new U.S. locations, our first joint venture location in Mexico as well as our IPO in June.  We also drove U.S. comps up 3.5% through initiatives we implemented to drive trial and frequency while at the same time growing our average check. We are also working diligently on growing our group dining platform as well as focusing on menu innovation and daypart expansion with our Gaucho Lunch and Sunday Brunch offerings.”

Fourth Quarter 2015 Financial Results

Total revenue for the fourth quarter of Fiscal 2015 was $77.5 million compared to $68.7 million in the fourth quarter of 2014.  The Company’s fourth quarter of 2015 included 14 weeks compared to 13 weeks in the fourth quarter of 2014.  The $8.8 million increase is primarily attributable to $6.8 million of sales generated during the extra week of the quarter which included the New Years’ holiday, increases in comparable restaurant sales in the US, and new restaurant locations opened in the last 12 months, partially offset by a $5.3 million negative foreign exchange impact. Excluding the impact of the extra week in 2015 and the impact of foreign exchange, total revenues for the fourth quarter increased 11.5% over the prior year period. Company-owned comparable restaurant sales, which include both U.S. and Brazil restaurants, increased 2.8%.

U.S. restaurant revenue increased 23.5% to $65.3 million in the fourth quarter of 2015 from $52.9 million in the fourth quarter of 2014 primarily due to a 3.5% increase in comparable restaurant sales, an increase in sales from new unit development, and the benefit of the extra week of sales in the quarter. Excluding the impact of the extra week in 2015, U.S. revenues for the fourth quarter increased 12.2% over the prior year period.

Brazil restaurant revenue was $12.1 million in the fourth quarter of 2015 compared to $15.7 million in the fourth quarter of 2014.  The decrease in revenue compared to last year was driven largely by a $5.3 million foreign exchange impact, partially offset by the extra week of sales during the quarter, and sales from our second Rio location which opened in 2015.  Excluding the impact of the extra week in 2015 and the impact of foreign exchange, Brazil revenues for the fourth quarter increased 9.0% over the prior year period. Comparable restaurant sales in Brazil were flat in the fourth quarter of 2015.

GAAP net income for the fourth quarter of 2015 was $12.9 million, compared to net income of $6.6 million in the fourth quarter of 2014.  Adjusted net income in the fourth quarter of 2015 was $8.3 million, or $0.29 per diluted share, compared to $7.8 million, or $0.27 per diluted share in the fourth quarter of 2014 on a constant currency basis. The extra week in the fourth quarter of 2015 is estimated to have positively impacted results by approximately $0.06 per diluted share.  A reconciliation between GAAP net income and adjusted net income is included in the accompanying financial data.

Development Update

During the fourth quarter the Company opened four new restaurants in the U.S.  The new locations include the Company’s second Las Vegas area restaurant in Summerlin, Nevada, its second Houston area restaurant in The Woodlands, Texas, its first restaurant in San Francisco and its first restaurant in New Orleans. In 2016 we expect to open five to six restaurants in the U.S, one of which is already open, and at least one joint venture restaurant.

As of January 3, 2016, the Company operated 40 company-owned restaurants, ten of which are in Brazil, and one joint venture restaurant in Mexico City.

Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

2016 Outlook

Based on current information, the Company is providing its guidance for the 52-week fiscal year 2016, which ends on January 1, 2017. Diluted net income per share is expected to range between $0.93 and $0.96, which represents growth of 13% to 17% over adjusted diluted net income per share of $0.82(1) in Fiscal 2015. Diluted net income per share guidance for Fiscal 2016 is based, in part, on the following annual assumptions:

  Total revenue of $293 million to $297 million, assuming an exchange rate of 4.11 Brazilian reais to 1 US dollar;
  Company-owned comparable restaurant sales growth of 1% to 2%;
  Restaurant contribution margin of 31.0% to 31.5%;
  Pre-opening expenses of $3.7 million to $4.3 million;
  General and administrative expenses of $20 million to $21 million;
  Opening of five to six Company-owned restaurants;
  Capital expenditures of $31 million to $35 million;
  Depreciation expense of $14.7 million to $15.2 million; and
  Tax rate of 32% to 33%.

(1) The Company’s 2015 results are adjusted for comparison to 2016 by $0.06 for the extra week impact in 2015 and $0.05 to adjust 2015 to the same Brazilian Real exchange rate that we have projected for our 2016 guidance (4.11 reais to 1 US dollar).

Guidance Policy

The Company intends to provide annual guidance as it relates to revenue, comparable restaurant sales growth, restaurant contribution margin, general and administrative expense, tax expense, and development schedule.  The Company expressly disclaims any duty to update this guidance.

Conference Call/ Webcast

The Company will host a conference call to discuss its fourth quarter 2015 financial results today at 5:00 PM Eastern Time. Hosting the call will be Larry Johnson, Chief Executive Officer, Barry McGowan, President, and Tony Laday, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (877) 407-0789 or for international callers by dialing (201) 689-8562. A replay will be available two hours after the call and can be accessed by dialing (877) 870-5176 or for international callers by dialing (858) 384-5517; the passcode is 13630252. The replay will be available through Tuesday, March 22, 2016.  The conference call will also be webcast live and later archived on Fogo’s corporate website at ir.fogodechao.com under the ‘News & Events’ section.

About Fogo de Chão

Fogo de Chão (fogo-dee-shoun) is a leading Brazilian steakhouse, or churrascaria, which has specialized for over 36 years in fire-roasting high-quality meats utilizing the centuries-old Southern Brazilian cooking technique of churrasco. Fogo delivers a distinctive and authentic Brazilian dining experience through the combination of high-quality Brazilian cuisine and a differentiated service model known as espeto corrido (Portuguese for "continuous service") delivered by gaucho chefs. Fogo offers its guests a tasting menu of a variety of meats including beef, lamb, pork and chicken, simply seasoned and carefully fire-roasted to expose their natural flavors, a gourmet Market Table with seasonal salads, soup and fresh vegetables, seafood, desserts, signature cocktails and an award-winning wine list. The first Fogo de Chão opened in Brazil in 1979. The Company currently operates 31 restaurants in the United States, 10 in Brazil and one joint venture restaurant in Mexico. Visit FOGO.com for more information.

Safe Harbor Statement

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, guidance, future plans, objectives and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. Forward-looking statements can also be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “seeks,” “intends,” “targets” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our final prospectus filed on June 19, 2015 and our subsequent quarterly reports filed on Form 10-Q filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by applicable securities law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

The Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted net income (loss), and Adjusted weighted average shares (collectively the "non-GAAP financial measures"). The Company also presents certain results of operations on a constant currency basis to exclude the effects of foreign currency fluctuations and has adjusted 2014 results to exclude the non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

	Key Financial Data - Fiscal Quarter	Fiscal Quarter Ended				Adjusted(a)
	(in thousands, except restaurant and per share amounts)	January 3,	December 28,
		2016	2014	Change	Change	Change
		(14 weeks)	(13 weeks)
	Comparable Store Sales(b):
	U.S.	3.5%	3.5%
	Brazil	0.0%	2.2%
	Consolidated	2.8%	3.2%

	Restaurants opened during period	4	1
	Restaurants open at period end	41	34

	Revenue(c):
	U.S.(d)	$65,328	$52,879	$12,449	23.5%	12.2%
	Brazil	$12,081	$15,652	$(3,571)	-22.8%	9.1%
	Consolidated	$77,496	$68,727	$8,769	12.8%	11.5%

	Adjusted EBITDA attributable to Fogo de Chão, Inc.	$19,368	$18,026	$1,342	7.4%	1.3%

	Net income attributable to Fogo de Chão, Inc.	$12,941	$6,616	$6,325	95.6%	108.2%
	Adjusted Net Income attributable to Fogo de Chão, Inc.	$8,339	$8,777	$(438)	-5.0%	-15.4%

	Diluted Earnings Per Share	$0.45	$0.29	$0.16	55.2%	69.6%
	Adjusted Diluted Earnings Per Share	$0.29	$0.30	$(0.01)	-3.3%	-14.8%

	Key Financial Data - Fiscal Year	Fiscal Year Ended				Adjusted(a)
	(in thousands, except restaurant and per share amounts)	January 3,	December 28,
		2016	2014	Change	Change	Change
		(53 weeks)	(52 weeks)
	Comparable Store Sales(e):
	U.S.	2.7%	2.9%
	Brazil	-8.8%	11.4%
	Brazil adjusted for World Cup	-1.1%	1.7%
	Consolidated	0.4%	4.4%
	Consolidated adjusted for World Cup	2.0%	2.6%

	Restaurants opened during period(f)	7	3
	Restaurants open at period end	41	34

	Revenue(c):
	U.S.(d)	$227,073	$199,131	$27,942	14.0%	11.0%
	Brazil	$44,425	$62,271	$(17,846)	-28.7%	7.3%
	Consolidated	$271,634	$262,280	$9,354	3.6%	10.0%

	Adjusted EBITDA attributable to Fogo de Chão, Inc.	$63,181	$63,319	$(138)	-0.2%	8.5%

	Net income attributable to Fogo de Chão, Inc.	$27,865	$17,555	$10,310	58.7%	118.4%
	Adjusted Net Income attributable to Fogo de Chão, Inc.	$27,195	$29,362	$(2,167)	-7.4%	3.6%

	Diluted Earnings Per Share	$1.06	$0.76	$0.30	39.5%	92.3%
	Adjusted Diluted Earnings Per Share	$0.93	$1.01	$(0.08)	-7.9%	2.4%

(a)	In order to assess how our business performed in the current period, we have adjusted the current period to exclude the benefit of the extra week in 2015 and we have adjusted the prior period to exclude the benefit of the World Cup in 2014. Additionally, we compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

(b)	Comparable store sales for the 14-week period ended January 3, 2016 were calculated against sales for the comparable 14-week period ended January 4, 2015.

(c)	We have two operating segments: United States and Brazil. Our joint venture in Mexico is included in the United States for segment reporting purposes as the operations of the joint venture are monitored by the United States segment management.

(d)	U.S. revenue excludes gift card breakage revenue.

(e)	Comparable store sales for the 53-week period ended January 3, 2016 were calculated against sales for the comparable 53-week period ended January 4, 2015.

(f)	Includes one restaurant attributable to our joint venture in Mexico.

Fogo de Chão, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except share and per share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 3,	December 28,	January 3,	December 28,
	2016	2014	2016	2014
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Revenue	$77,496	$68,727	$271,634	$262,280
Restaurant operating costs:
Food and beverage costs	21,558	20,185	80,062	78,330
Compensation and benefit costs	17,022	13,954	60,224	54,673
Occupancy and other operating expenses (excluding depreciation and amortization)	12,475	11,115	46,153	44,156
Total restaurant operating costs	51,055	45,254	186,439	177,159
Marketing and advertising costs	2,009	1,305	6,618	5,585
General and administrative costs	5,598	5,885	32,566	21,419
Pre-opening costs	2,524	543	4,858	1,951
Loss on extinguishment/modification of debt	—	—	5,991	3,090
Depreciation and amortization	3,234	2,918	12,471	11,638
Other operating (income) expense, net	(168)	98	(291)	46
Total costs and expenses	64,252	56,003	248,652	220,888
Income from operations	13,244	12,724	22,982	41,392
Other income (expense):
Interest expense, net	(1,090)	(3,986)	(9,975)	(17,937)
Interest income	307	208	856	816
Other income (expense), net	4	(2)	(34)	(7)
Total other expense, net	(779)	(3,780)	(9,153)	(17,128)
Income before income taxes	12,465	8,944	13,829	24,264
Income tax expense (benefit)	(586)	2,436	(14,168)	6,991
Net income	13,051	6,508	27,997	17,273
Less: Net income (loss) attributable to noncontrolling interest	110	(108)	132	(282)
Net income attributable to Fogo de Chão, Inc.	$12,941	$6,616	$27,865	$17,555
Net income	$13,051	$6,508	$27,997	$17,273
Other comprehensive income (loss):
Translation effect on unremitted earnings	—	393	—	393
Currency translation adjustment	146	(10,460)	(29,888)	(15,075)
Total other comprehensive income (loss)	$146	$(10,067)	$(29,888)	$(14,682)
Comprehensive income (loss)	13,197	(3,559)	(1,891)	2,591
Less: Comprehensive income (loss) attributable to noncontrolling interest	82	(232)	(11)	(403)
Comprehensive income (loss) attributable to Fogo de Chão, Inc.	$13,115	$(3,327)	$(1,880)	$2,994
Earnings per common share attributable to Fogo de Chão, Inc.:
Basic	$0.46	$0.29	$1.09	$0.77
Diluted	$0.45	$0.29	$1.06	$0.76
Weighted average common shares outstanding:
Basic	28,021,576	22,779,866	25,519,312	22,697,106
Diluted	28,926,777	23,067,474	26,324,115	23,016,461

	Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a)
	(in thousands, except share and per share amounts)
		Fiscal Quarter Ended		Constant Currency(i)
		January 3,	December 28,	December 28,
		2016	2014	2014
		(14 weeks)	(13 weeks)	(13 weeks)
	Net income attributable to Fogo de Chão, Inc.	$12,941	$6,616	$5,393
	Credit facility interest adjustment(b)	—	2,786	2,786
	Management and consulting fees(c)	—	198	198
	Retention agreement payments(d)	106	312	312
	IPO related expenses(e)	—	954	954
	Recurring public company costs(f)	—	(250)	(250)
	Income tax expense (benefit)	(647)	2,436	2,248
	Pre-tax adjusted net income	12,400	13,052	11,641
	Estimated tax provision(g)	4,061	4,275	3,812
	Adjusted Net income attributable to Fogo de Chão, Inc.	$8,339	$8,777	$7,829

	Adjusted net income per common share attributable to Fogo de Chão, Inc.:
	Basic	$0.30	$0.32	$0.28
	Diluted	$0.29	$0.30	$0.27

	Weighted average common shares outstanding:
	Basic	28,021,576	22,779,866	22,779,866
	Diluted	28,926,777	23,067,474	23,067,474
	Adjusted basic shares outstanding(h)	28,021,576	27,853,394	27,853,394
	Adjusted diluted shares outstanding(h)	28,926,777	29,133,227	29,133,227

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Credit facility interest represents the adjustment to interest expense that would have been recorded if the extinguishment of our 2012 Credit Facility had occurred at the beginning of 2014.
(c)	Consists of payments to an affiliate of THL for advisory services. Upon the consummation of the IPO we terminated the underlying advisory services agreement with this affiliate of THL.
(d)	Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements were paid in October 2015.
(e)	Consists primarily of external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(f)	Recurring public company costs represent estimated costs that we would have incurred if the IPO had occurred at the beginning of 2014.
(g)	Our estimated effective tax rate is 32.75%.
(h)	Weighted average common shares outstanding (basic and dilutive) for the prior periods have been adjusted and recalculated as if the IPO had occurred at the beginning of Fiscal 2014. The number of dilutive shares was recalculated using the treasury stock method, using the average market price from the date of the IPO through the end of Fiscal 2015.
(i)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

	Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a)
	(in thousands, except share and per share amounts)
		Fiscal Year Ended		Constant Currency(k)	World Cup(l)
		January 3,	December 28,	December 28,	December 28,
		2016	2014	2014	2014
		(53 weeks)	(52 weeks)	(52 weeks)	(52 weeks)
	Net income attributable to Fogo de Chão, Inc.	$27,865	$17,555	$13,611	$11,975
	Credit facility interest adjustment(b)	5,510	13,250	13,250	13,250
	Loss on extinguishment/modification of debt(c)	5,991	3,090	3,090	3,090
	Management and consulting fees(d)	8,137	859	859	859
	Retention agreement payments(e)	1,042	1,250	1,250	1,250
	IPO related expenses(f)	782	1,666	1,666	1,666
	Recurring public company costs(g)	(500)	(1,000)	(1,000)	(1,000)
	Share-based compensation(h)	5,840	—	—	—
	Income tax expense (benefit)	(14,229)	6,991	6,294	5,497
	Pre-tax adjusted net income	40,438	43,661	39,020	36,587
	Estimated tax provision(i)	13,243	14,299	12,779	11,982
	Adjusted Net income attributable to Fogo de Chão, Inc.	$27,195	$29,362	$26,241	$24,605

	Adjusted net income per common share attributable to Fogo de Chão, Inc.:
	Basic	$0.97	$1.06	$0.94	$0.89
	Diluted	$0.93	$1.01	$0.90	$0.85

	Weighted average common shares outstanding:
	Basic	25,519,312	22,697,106	22,697,106	22,697,106
	Diluted	26,324,115	23,016,461	23,016,461	23,016,461
	Adjusted basic shares outstanding(j)	27,939,836	27,770,634	27,770,634	27,770,634
	Adjusted diluted shares outstanding(j)	29,169,279	29,068,115	29,068,115	29,068,115

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Credit facility interest represents the adjustment to interest expense that would have been recorded if the extinguishment of our 2012 Credit Facility had occurred at the beginning of 2014.
(c)	Consists primarily of non-cash charges resulting from the extinguishment/modification of our credit facilities. For the fiscal year ended January 3, 2016, includes $0.3 million pre-payment premium and $0.1 million in legal and other expenses we paid in connection with the termination of our 2012 Credit Facility.
(d)	Consists of payments to an affiliate of THL for advisory services. Upon the consummation of the IPO we terminated the underlying advisory services agreement with this affiliate of THL. For the fiscal year ended January 3, 2016, includes the $7.5 million fee paid to an affiliate of THL as a result of the termination of the advisory services agreement with that affiliate.
(e)	Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements were paid in October 2015.
(f)	Consists primarily of external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(g)	Recurring public company costs represent estimated costs that we would have incurred if the IPO had occurred at the beginning of 2014.
(h)	Includes $5.7 million of compensation expense recognized upon the closing of the IPO attributable to the vesting of stock options.
(i)	Our estimated effective tax rate is 32.75%.
(j)	Weighted average common shares outstanding (basic and dilutive) have been adjusted and recalculated as if the IPO had occurred at the beginning of Fiscal 2014. The number of dilutive shares was calculated using the treasury stock method, using the average market price from the date of the IPO through the end of Fiscal 2015.
(k)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(l)	In order to assess how our business performed in the current period, we have adjusted the prior period to exclude the non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil and stated the results in constant currency.

	Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a):
	(in thousands)
		Fiscal Quarter Ended		Constant Currency(f)
		January 3,	December 28,	December 28,
		2016	2014	2014
		(14 weeks)	(13 weeks)	(13 weeks)
	Net income attributable to Fogo de Chão, Inc.	$12,941	$6,616	$5,393
	Depreciation and amortization expense	3,172	2,918	2,759
	Interest expense, net	1,090	3,986	3,986
	Interest income	(307)	(208)	(137)
	Income tax expense (benefit)	(647)	2,436	2,248
	EBITDA	16,249	15,748	14,249
	Pre-opening costs	2,524	435	435
	Share-based compensation	281	198	198
	Management and consulting fees(b)	—	198	198
	Retention agreement payments(c)	106	312	312
	IPO related expenses(d)	—	954	954
	Non-cash adjustments(e)	208	181	181
	Adjusted EBITDA attributable to Fogo de Chão, Inc.	$19,368	$18,026	$16,527

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Consists of payments to an affiliate of THL for advisory services. Upon the consummation of the IPO we terminated the underlying advisory services agreement with this affiliate of THL.
(c)	Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements were paid in October 2015.
(d)	Consists primarily of external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(e)	Consists of non-cash portion of straight line rent expense.
(f)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

	Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a):
	(in thousands)
		Fiscal Year Ended		Constant Currency(h)	World Cup(i)
		January 3,	December 28,	December 28,	December 28,
		2016	2014	2014	2014
		(53 weeks)	(52 weeks)	(52 weeks)	(52 weeks)
	Net income attributable to Fogo de Chão, Inc.	$27,865	$17,555	$13,611	$11,975
	Depreciation and amortization expense	12,302	11,638	10,998	10,998
	Interest expense, net	9,975	17,937	17,937	17,937
	Interest income	(856)	(816)	(579)	(579)
	Income tax expense (benefit)	(14,229)	6,991	6,294	5,497
	EBITDA	35,057	53,305	48,261	45,828
	Pre-opening costs	4,560	1,717	1,717	1,717
	Loss on extinguishment/modification of debt(b)	5,991	3,090	3,090	3,090
	Share-based compensation(c)	6,792	765	765	765
	Management and consulting fees(d)	8,137	859	859	859
	Retention agreement payments(e)	1,042	1,250	1,250	1,250
	IPO related expenses(f)	782	1,666	1,666	1,666
	Non-cash adjustments(g)	820	667	667	667
	Adjusted EBITDA attributable to Fogo de Chão, Inc.	$63,181	$63,319	$58,275	$55,842

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Consists primarily of non-cash charges resulting from the extinguishment/modification of our credit facilities. For the fiscal year ended January 3, 2016, includes $0.3 million pre-payment premium and $0.1 million in legal and other expenses we paid in connection with the termination of our 2012 Credit Facility.
(c)	For the fiscal year ended January 3, 2016, includes $5.7 million of compensation expense recognized upon the closing of the IPO attributable to the vesting of stock options.
(d)	Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services. For the fiscal year ended January 3, 2016, includes the $7.5 million fee paid to an affiliate of THL as a result of the termination of the advisory services agreement with that affiliate.
(e)	Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements were paid in October 2015.
(f)	Consists primarily of external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(g)	Consists of non-cash portion of straight line rent expense.
(h)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(i)	In order to assess how our business performed in the current period, we have adjusted the prior period to exclude the non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil and stated the results in constant currency.

	Supplemental Selected Constant Currency and World Cup Adjustment Information

		Fiscal Quarter Ended
	Constant Currency reconciliation	January 3,	December 28,
		2016	2014
		(14 weeks)	(13 weeks)
	Revenue as reported	$77,496	$68,727
	Effect of foreign currency(a)	—	(5,320)
	Revenue at constant currency	$77,496	$63,407

	Adjusted EBITDA	$19,368	$18,026
	Effect of foreign currency(a)	—	(1,499)
	Adjusted EBITDA at constant currency	$19,368	$16,527
	Adjusted EBITDA margin at constant currency	25.0%	26.1%

	Restaurant contribution	$26,441	$23,473
	Effect of foreign currency(a)	—	(2,075)
	Restaurant contribution at constant currency	$26,441	$21,398
	Restaurant contribution margin at constant currency	34.1%	33.7%

		Fiscal Year Ended			World Cup(b)
	Constant Currency reconciliation	January 3,	December 28,		December 28,
		2016	2014	Adjustment	2014
		(53 weeks)	(52 weeks)		(52 weeks)
	Revenue as reported	$271,634	$262,280	$5,004	$257,276
	Effect of foreign currency(a)	—	(18,135)	(1,529)	(16,606)
	Revenue at constant currency	$271,634	$244,145		$240,670

	Adjusted EBITDA	$63,181	$63,319	$3,513	$59,806
	Effect of foreign currency(a)	—	(5,044)	(1,080)	(3,964)
	Adjusted EBITDA at constant currency	$63,181	$58,275		$55,842
	Adjusted EBITDA margin at constant currency	23.3%	23.9%		23.2%

	Restaurant contribution	$85,195	$85,121	$3,513	$81,608
	Effect of foreign currency(a)	—	(6,534)	(1,080)	(5,454)
	Restaurant contribution at constant currency	$85,195	$78,587		$76,154
	Restaurant contribution margin at constant currency	31.4%	32.2%		31.6%

(a)	As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of certain results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. We calculate constant currency by retranslating results across all prior periods presented using a derived exchange rate for the most current year periods presented based on actual results. The tables calculate constant currency at a foreign currency exchange rate of 3.8593 and 3.3294 Brazilian reais to 1 US dollar, which represents the derived exchange rates for the fourteen week period and fiscal year ended January 3, 2016, respectively. These results should be considered in addition to, not as a substitute for, results reported in accordance with US GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with US GAAP.
(b)	In order to assess how our business performed in the current period, we have adjusted the prior period to exclude the non-recurring benefit of business that was generated as a result of the 2014 World Cup held in Brazil and stated the results in constant currency.

Fogo de Chão, Inc.
UNAUDITED SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)
	As of	As of
	January 3,	December 28,
	2016	2014
Cash and cash equivalents	$24,919	$19,387
Total assets	487,495	477,169
Long-term debt, including current portion	165,000	243,045
Deferred tax liabilities	15,951	29,982
Total liabilities	234,941	321,710
Total Fogo de Chão, Inc. shareholders' equity	250,611	154,081
Total equity	252,554	155,459

Investor Contact:

IR@fogodechao.com
(972) 361-6225

Media Contact:

Kristina Jorge, ICR
Kristina.Jorge@icrinc.com
(646) 277‐1234